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                                                                   EXHIBIT 10.58
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                                 HSBC BANK USA

                                      AND

                       THE NEW YORK MORTGAGE COMPANY LLC

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                                 SIXTH AMENDED
                         CREDIT AND SECURITY AGREEMENT

                         ------------------------------

                          Dated as of August 11, 2003

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                  SIXTH AMENDED CREDIT AND SECURITY AGREEMENT

                  THIS AGREEMENT, dated as of the Agreement Date between THE NEW YORK MORTGAGE COMPANY LLC, a New York limited liability company with offices at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), and HSBC BANK USA, a banking corporation organized under the laws of the State of New York, with offices at c/o Mortgage Warehouse Lending Department, One HSBC Center, 27th Floor, Buffalo, New York 14203 ("HSBC"), evidences:

                                  INTRODUCTION

                  This Agreement amends the Credit and Security Agreement between the Company and HSBC dated as of March 30, 2001, as previously amended by First Amended Credit and Security Agreement dated as of May 24, 2001; Second Amended Credit and Security Agreement dated as of June 18, 2001; Third Amended Credit and Security Agreement dated as of November 13, 2001; Fourth Amended Credit and Security Agreement dated as of January 16, 2002; a Fifth Amended Agreement dated as of April 29, 2002, and subsequent letter agreements (together, "Prior Agreement") by temporarily increasing the Credit Amount to $40,000,000.00. Capitalized terms not otherwise defined herein have the meanings given them in the Prior Agreement.

                                   AGREEMENTS:

                  1. The following definitions are amended to read as follows:

                           Agreement Date: August 11, 2003.

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                           Credit Amount: The sum of (a) TWENTY-FIVE MILLION AND
NO/100 DOLLARS ($25,000,000.00) plus, (b) so long as the Temporary Overadvance is outstanding under Section 2.1B, the amount of the Temporary Overadvance.

                           Credit Note: The Company's Fifth Amended Credit Note
to HSBC dated as of April 29, 2002, as amended ("Fifth Amended Note"); provided, however, from August 11, 2003 through October 10, 2003, "Credit Note" shall mean, collectively, the Fifth Amended Note and the Temporary Overadvance Note.

                           Maximum Advance Amount:

                  A. With respect to the Credit, other than the Temporary Overadvance, 98% of the lesser of (i) the Investor's purchase price of the Qualifying Mortgage (up to a maximum of par) or (ii) the outstanding principal balance of the Qualifying Mortgage, for which Qualifying Mortgage an Advance has not theretofore been made. Notwithstanding the foregoing, however, the Maximum Advance Amount will increase to 100% at such time as the Pledged Account is maintained by the company.

                  B. With respect to the Temporary Overadvance, 90% of the lesser of (i) the Investor's purchase price of the Qualifying Mortgage (up to a maximum of par) or (ii) the outstanding principal balance of the Qualifying Mortgage, for which Qualifying Mortgage on Advance has not theretofore been made.

                  Notice Address:

                  a)       With respect to the Company:

                           The New York Mortgage Company LLC
                           1301 Avenue of the Americas, 7th Floor
                           New York, New York 10019

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                  b)       With respect to HSBC:

                           HSBC Bank USA
                           Mortgage Warehouse Lending Department
                           One HSBC Center
                           27th Floor
                           Buffalo, New York 14203
                           Attention: Manager, Mortgage Warehouse Lending

                  2. The following new definitions are added to Article I of the Agreement:

                  Temporary Overadvance. As defined in Section 2.1B.

                  Temporary Overadvance Note. The Company's promissory note to HSBC dated as of August 11, 2003 in the maximum amount of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) which evidences the Temporary Overadvance.

                  3.       Section 2.1 is amended to read as follows:

                  2.1      Agreement to Lend.

                           A.       Advances Generally. HSBC agrees on the terms
and conditions and relying on the representations and warranties set forth herein to lend to the Company, and the Company agrees to borrow from HSBC, up to the amount of the Credit Amount. Individual Advances of the Credit (other than the Temporary Overadvance) shall be made as requested by the Company from time to time. Subject to Subsection 2.1B, below, the aggregate amount of all Advances shall not exceed the Credit Amount. Following repayments of Advances (other than the Temporary Overadvance), HSBC will make readvances under the same terms and conditions, provided that Advances outstanding at any time shall not exceed the lesser of the Credit Amount or the Maximum Advance Amount. The Credit will be evidenced by the Credit Note. Notwithstanding anything to the contrary contained in this Agreement, the Temporary

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Overadvance shall be advanced on a one time basis pursuant to Section 2.1B, below, and shall not be readvanced or reborrowed.

                           B.       From August 11, 2003 through August 15,
2003, HSBC agrees, on the terms and conditions and relying on the representations and warranties set forth herein, to lend to the Company, and the Company agrees to borrow from HSBC additional Advances over the amount otherwise available to be borrowed under Section 2.1 A, above, up to Fifteen Million Dollars ($15,000,000) in the aggregate ("Temporary Overadvance"); provided, however, (i) Advances made under the Temporary Overadvance shall be available only for Loans which close between August 11, 2003 and August 15, 2003, (ii) the Temporary Overadvance must be repaid to HSBC in full on or before October 10, 2003 and (iii) once repaid, Advances made pursuant to this Section 2.1B may not be readvanced or reborrowed. The Temporary Overadvance will be evidenced by the Temporary Overadvance Note.

                  4. The effectiveness of this Agreement is conditioned upon payment by the Company to HSBC of an administrative fee in the amount of Five Thousand Dollars ($5,000).

                  Except as modified herein, the Prior Agreement is ratified and confirmed. Borrower disclaims any offsets, defenses or counterclaims respecting its obligations under the Prior Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be signed by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the Agreement Date.

                                  THE NEW YORK MORTGAGE COMPANY LLC

                                  BY: /s/ Steven Schnall
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                                      Steven Schnall, President

                                  HSBC BANK USA

                                  BY: /s/ Paul A. Narduzzo
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                                       Paul A. Narduzzo, Senior Vice President